Exhibit 99.1

Eastern Virginia Bankshares, Inc. Releases Third Quarter 2016 Results

GLEN ALLEN, Va., Oct. 24, 2016 /PRNewswire/ -- Eastern Virginia Bankshares, Inc. (NASDAQ: EVBS) (the "Company"), the one bank holding company of EVB (the "Bank"), reported today its results of operations for the three and nine months ended September 30, 2016.

Performance Summary

	Three Months Ended September 30,
(dollars in thousands, except per share data)	2016	2015
Net income	$ 1,999	$ 2,010
Basic and diluted net income per common share	$ 0.10	$ 0.11
Return on average assets (annualized)	0.61%	0.65%
Return on average common shareholders' equity (annualized)	7.06%	7.80%
Net interest margin (tax equivalent basis)(2)	3.68%	3.73%

	Nine Months Ended September 30,
(dollars in thousands, except per share data)	2016	2015
Net income (1)	$ 6,136	$ 5,126
Net income available to common shareholders (1)	$ 6,136	$ 4,740
Basic and diluted net income per common share	$ 0.33	$ 0.26
Return on average assets (annualized)	0.63%	0.53%
Return on average common shareholders' equity (annualized)	7.44%	6.25%
Net interest margin (tax equivalent basis)(2)	3.72%	3.89%

(1) The difference between net income and net income available to common shareholders is the effective dividend to holders of the Company's Series A Preferred Stock paid during the 2015 periods.

(2) For more information on the calculation of net interest margin on a tax equivalent basis, see the average balance sheet and net interest margin analysis for the three and nine month periods ended September 30, 2016 and 2015 contained in this release.

The Company's results for the three and nine months ended September 30, 2016 were directly impacted by increases in the average balances of loans, deposits and short-term borrowings and, for the nine months ended September 30, 2016, senior subordinated debt. Results were also affected by decreases in average balances of and yields earned on tax exempt investment securities during the three and nine months ended September 30, 2016 as compared to the same periods in 2015, partially offset by increases in average balances of and yields earned on taxable securities during the same periods. Loan yields declined 1 and 13 basis points for the three and nine months ended September 30, 2016 as compared to the same periods in 2015, and for the nine month period ended September 30, 2016, were negatively affected by lower fair value adjustments related to the acquisition of Virginia Company Bank ("VCB"). Also, as previously disclosed, the Company engaged an independent consultant to conduct a comprehensive assessment of its operations during the first half of 2015. The assessment identified operating efficiencies and revenue enhancement opportunities. The Company has leveraged the assessment's findings, and since the second half of 2015, has continued to realize targeted increases in revenues and declines in certain noninterest expenses, particularly salaries and employee benefits expense. However, increases in group insurance costs due to claims and incentive compensation have largely offset the aforementioned realized declines in salaries and employee benefits expense.

In announcing these results, Joe A. Shearin, President and Chief Executive Officer commented, "I am pleased with our Company's results during the first nine months of 2016 and the continued company-wide focus to grow our balance sheet, improve profitability and enhance the quality of products and services we offer to our customers. For the first nine months of 2016, as compared to the same period of 2015, we are reporting an increase in net income available to common shareholders of 29.5%, an increase in annualized return on average assets of 10 basis points to 0.63%, and an increase in annualized return on average common shareholders' equity of 119 basis points to 7.44%. Net income increased by 4.7% during the third quarter of 2016 as compared to the second quarter of 2016 and was primarily driven by higher interest and fees on loans, and partially offset by a lower net interest margin and higher current period expenses. The increase in interest and fees on loans was driven primarily by strong loan growth. During the third quarter of 2016, we generated loan growth of 3.0% as compared to 6.3% during the first nine months of 2016 and 8.7% during the last twelve months, which outpaced our internal targets. Given our current pipeline of loan opportunities and our focus on total relationship banking, we believe that we are positioned to again deliver meaningful loan growth in the fourth quarter of 2016. The lower net interest margin was driven by lower yields on investment securities and loans as a result of the historically low rate environment as well as competitive pressures for loans. Salaries and employee benefits in the current period were again impacted by higher group insurance expense due to elevated claims, while occupancy and equipment expenses in the current period were impacted by the relocation of our corporate headquarters. The balance of our other noninterest expense categories declined in the current period and we expect them to continue to level off during the fourth quarter of 2016."

Shearin continued, "We are also very pleased to announce that on October 11, 2016 we finalized the relocation of our corporate headquarters to the Innsbrook business park in Glen Allen, Virginia. This relocation is an exciting event for our company and reflects the culmination of a successful, multi-month effort by the board and the management team. As previously announced, our new corporate headquarters allows us to integrate corporate departments from other locations throughout our footprint. We continue to believe this relocation will not only increase collaboration and productivity, but capture operating efficiencies while also providing us the space and flexibility needed to continue to grow and reach new customers. We wish to thank our directors, officers and employees for their contribution on what we believe will be a significant driver of the future success of the Company. I am also pleased to announce that the Board of Directors declared another cash dividend and has also increased the cash dividend to $0.03 per share of common stock and Series B Preferred Stock payable on November 18, 2016 to shareholders of record as of November 4, 2016."

For the three months ended September 30, 2016, the following were significant factors in the Company's reported results:

  Increase in net interest income of $548 thousand from the same period in 2015, principally due to an increase in interest and fees on loans driven primarily by loan growth, partially offset by increases in interest expense associated with our interest-bearing deposits and short-term borrowings;
  Net interest margin (tax equivalent basis) decreased 5 basis points to 3.68% during the third quarter of 2016 as compared to 3.73% for the same period of 2015 primarily due to the declines in yields on our investment securities and loan portfolio and the impact of increased amounts of and costs paid on our short-term borrowings;
  Net accretion attributable to accounting adjustments related to the VCB acquisition was $82 thousand for the third quarter of 2016, as compared to $20 thousand in the same period of 2015;
  Nonperforming assets at September 30, 2016 decreased $1.8 million from June 30, 2016, primarily due to a $1.1 million decrease in nonaccrual loans and a $746 thousand decrease in other real estate owned;
  Net gain on sale of available for sale securities of $270 thousand as compared to $71 thousand in the same period of 2015 was higher due to the adjustments of the composition of the investment securities portfolio as part of our overall asset/liability management strategy;
  Increase in salaries and employee benefits of $449 thousand from the same period in 2015, primarily due to an increase in group insurance expense (which was driven by an increase in claims during the second and third quarters of 2016) and other incentive compensation;
  Collection, repossession and other real estate owned expense decreased $83 thousand from the same period of 2015 due to decreases in collection costs associated with classified assets; and
  Other operating expenses increased $139 thousand during the third quarter of 2016 as compared to the same period of 2015, primarily due to increases in director fees and other non-loan related losses and write-offs.

For the nine months ended September 30, 2016, the following were significant factors in the Company's reported results:

  Increase in net interest income of $1.3 million from the same period in 2015, principally due to an increase in interest and fees on loans driven primarily by loan growth, partially offset by an increase in interest expense associated with our short-term borrowings and the issuance of $20.0 million in senior subordinated debt during the second quarter of 2015;
  Net interest margin (tax equivalent basis) decreased 17 basis points to 3.72% during the nine months ended September 30, 2016 as compared to 3.89% for the same period of 2015 primarily due to a decline in yields on our investment securities and loan portfolio and the impact of interest incurred on the short-term borrowings and senior subordinated debt;
  Net accretion attributable to accounting adjustments related to the VCB acquisition was $200 thousand, as compared to $422 thousand in the same period of 2015;
  Nonperforming assets at September 30, 2016 increased $1.0 million from December 31, 2015, primarily due to a $1.5 million increase in loans past due 90 days and accruing interest (of which the majority of this increase came from a single purchased credit-impaired loan that is well secured) and a $1.0 million increase in other real estate owned (of which the majority of this increase came from foreclosures on several one to four family residential investment properties owned by a single borrower), partially offset by a decrease of $1.4 million in nonaccrual loans.  Nonperforming assets at September 30, 2016 increased $1.7 million from September 30, 2015, primarily due to a $1.5 million increase in loans past due 90 days and accruing interest (of which the majority of this increase came from a single purchased credit-impaired loan that is well secured) and a $1.3 million increase in other real estate owned, partially offset by a decrease of $1.1 million in nonaccrual loans;
  Net gain on sale of available for sale securities of $507 thousand as compared to $122 thousand in the same period of 2015 was higher due to the adjustments of the composition of the investment securities portfolio as part of our overall asset/liability management strategy;
  Consultant fees decreased $400 thousand from the same period in 2015, primarily due to expenses incurred during 2015 related to the aforementioned comprehensive assessment of our operations that were not repeated during 2016;
  Marketing and advertising expenses increased $249 thousand as compared to the same period in 2015 due to the timing of advertising campaigns and other initiatives;
  Decrease in merger and merger related expenses of $224 thousand due to certain costs incurred during the first quarter of 2015 associated with the VCB acquisition that were not repeated in 2016; and
  No effective dividend on preferred stock in the first nine months of 2016 as compared to $386 thousand from the same period of 2015.  This was due to the redemption of the remaining 14,000 shares of the Company's Series A Preferred Stock in transactions completed during the first half of 2015.

Operations Analysis

The following tables present average balances of assets and liabilities, the average yields earned on such assets (on a tax equivalent basis) and rates paid on such liabilities, and the net interest margin for the three and nine months ended September 30, 2016 and 2015:

Average Balance Sheet and Net Interest Margin Analysis
(dollars in thousands)
	Three Months Ended September 30,
	2016			2015
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (1)	Balance	Expense	Rate (1)
Assets:
Securities
Taxable	$ 259,888	$ 1,406	2.15%	$ 222,800	$ 1,173	2.09%
Restricted securities	8,982	113	5.00%	8,535	114	5.30%
Tax exempt (2)	2,715	23	3.34%	35,907	360	3.98%
Total securities	271,585	1,542	2.26%	267,242	1,647	2.45%
Interest bearing deposits in other banks	7,152	11	0.61%	6,856	4	0.23%
Federal funds sold	104	-	0.00%	139	-	0.00%
Loans, net of unearned income (3)	917,317	11,150	4.84%	853,421	10,443	4.85%
Total earning assets	1,196,158	12,703	4.22%	1,127,658	12,094	4.25%
Less allowance for loan losses	(10,569)			(12,113)
Total non-earning assets	112,655			114,418
Total assets	$ 1,298,244			$ 1,229,963

Liabilities & Shareholders' Equity:
Interest-bearing deposits
Checking	$ 308,553	$ 299	0.39%	$ 295,441	$ 270	0.36%
Savings	105,482	51	0.19%	94,248	34	0.14%
Money market savings	160,779	185	0.46%	157,323	176	0.44%
Time deposits	234,627	543	0.92%	229,400	508	0.88%
Total interest-bearing deposits	809,441	1,078	0.53%	776,412	988	0.50%
Federal funds purchased and repurchase
agreements	6,221	7	0.45%	7,204	9	0.50%
Short-term borrowings	112,712	118	0.42%	103,970	56	0.21%
Junior subordinated debt	10,310	93	3.59%	10,310	83	3.19%
Senior subordinated debt	19,083	352	7.34%	19,107	348	7.23%
Total interest-bearing liabilities	957,767	1,648	0.68%	917,003	1,484	0.64%
Noninterest-bearing liabilities
Demand deposits	198,664			181,303
Other liabilities	7,542			7,831
Total liabilities	1,163,973			1,106,137
Shareholders' equity	134,271			123,826
Total liabilities and shareholders' equity	$ 1,298,244			$ 1,229,963

Net interest income (2)		$ 11,055			$ 10,610

Interest rate spread (2)(4)			3.54%			3.61%
Interest expense as a percent of
average earning assets			0.55%			0.52%
Net interest margin (2)(5)			3.68%			3.73%

Notes:
(1) Yields are annualized and based on average daily balances.
(2) Income and yields are reported on a tax equivalent basis assuming a federal tax rate of 34%, with a
$7 adjustment for 2016 and a $110 adjustment in 2015.
(3) Nonaccrual loans have been included in the computations of average loan balances.
(4) Interest rate spread is the average yield on earning assets, calculated on a fully taxable basis, less the average rate incurred on interest-bearing liabilities.
(5) Net interest margin is the net interest income, calculated on a fully taxable basis, expressed as a percentage of average earning assets.

(dollars in thousands)
	Nine Months Ended September 30,
		2016			2015
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (1)	Balance	Expense	Rate (1)
Assets:
Securities
Taxable	$ 256,890	$ 4,375	2.27%	$ 219,440	$ 3,560	2.17%
Restricted securities	9,021	355	5.26%	7,843	318	5.42%
Tax exempt (2)	5,647	157	3.70%	37,629	1,120	3.98%
Total securities	271,558	4,887	2.40%	264,912	4,998	2.52%
Interest bearing deposits in other banks	7,613	31	0.54%	6,902	12	0.23%
Federal funds sold	103	-	0.00%	201	-	0.00%
Loans, net of unearned income (3)	908,148	33,099	4.87%	829,976	31,016	5.00%
Total earning assets	1,187,422	38,017	4.28%	1,101,991	36,026	4.37%
Less allowance for loan losses	(10,906)			(12,512)
Total non-earning assets	111,804			113,830
Total assets	$ 1,288,320			$ 1,203,309

Liabilities & Shareholders' Equity:
Interest-bearing deposits
Checking	$ 306,723	$ 866	0.38%	$ 288,802	$ 792	0.37%
Savings	102,432	139	0.18%	92,780	93	0.13%
Money market savings	162,267	566	0.47%	162,029	561	0.46%
Time deposits	237,360	1,664	0.94%	235,025	1,527	0.87%
Total interest-bearing deposits	808,782	3,235	0.53%	778,636	2,973	0.51%
Federal funds purchased and repurchase
agreements	6,040	21	0.46%	9,112	40	0.59%
Short-term borrowings	114,289	358	0.42%	86,389	135	0.21%
Junior subordinated debt	10,310	273	3.54%	10,310	244	3.16%
Senior subordinated debt	19,058	1,054	7.39%	11,450	612	7.15%
Total interest-bearing liabilities	958,479	4,941	0.69%	895,897	4,004	0.60%
Noninterest-bearing liabilities
Demand deposits	190,803			171,703
Other liabilities	7,344			7,127
Total liabilities	1,156,626			1,074,727
Shareholders' equity	131,694			128,582
Total liabilities and shareholders' equity	$ 1,288,320			$ 1,203,309

Net interest income (2)		$ 33,076			$ 32,022

Interest rate spread (2)(4)			3.59%			3.77%
Interest expense as a percent of
average earning assets			0.56%			0.49%
Net interest margin (2)(5)			3.72%			3.89%

Notes:
(1) Yields are annualized and based on average daily balances.
(2) Income and yields are reported on a tax equivalent basis assuming a federal tax rate of 34%, with a
$48 adjustment for 2016 and a $342 adjustment in 2015.
(3) Nonaccrual loans have been included in the computations of average loan balances.
(4) Interest rate spread is the average yield on earning assets, calculated on a fully taxable basis, less the average rate incurred on interest-bearing liabilities.
(5) Net interest margin is the net interest income, calculated on a fully taxable basis, expressed as a percentage of average earning assets.

Interest Income and Expense

Net interest income and net interest margin

Net interest income in the third quarter of 2016 increased $548 thousand, or 5.2%, when compared to the third quarter of 2015. Net interest income for the nine months ended September 30, 2016 increased $1.3 million, or 4.3%, when compared to the same period in 2015. The Company's net interest margin (tax equivalent basis) decreased to 3.68% and 3.72% for the three and nine months ended September 30, 2016, respectively, representing 5 and 17 basis point decreases over the Company's net interest margin (tax equivalent basis) for the three and nine months ended September 30, 2015. The declines in the net interest margin (tax equivalent basis) were primarily driven by lower loan yields as a result of competitive pressures in the historically low rate environment, and for the nine months ended September 30, 2016, lower accretion of fair value adjustments related to the VCB acquisition as well as increased interest expense as a result of the private placement of $20.0 million of senior subordinated debt in April 2015. Additionally, the average balance of and rates paid on our short-term borrowings increased as compared to the same periods in 2015. These margin pressures were largely offset by increases in average loan balances in the Company's results for the three and nine months ended September 30, 2016, as compared to the same periods in 2015. The most significant factors impacting net interest income during the three and nine month periods ended September 30, 2016 were as follows:

Positive Impact:

  Increases in average loan balances, primarily due to organic loan growth and loan purchases, partially offset by lower loan yields.

Negative Impacts:

  Decreases in average yields earned on investment securities, primarily tax exempt investment securities, partially offset by increases in average balances of total investment securities;
  Private placement of $20.0 million of senior subordinated debt during the second quarter of 2015 resulting in increases to total average interest-bearing liabilities and related interest expense for the nine months ended September 30, 2016;
  Increases in average short-term borrowings balances and rates paid, primarily due to loan growth outpacing deposit growth and other strategic initiatives; and
  The Company experienced higher average interest-bearing deposit balances during the three and nine months ended September 30, 2016 over the comparable 2015 periods, primarily due to customer growth.  The rates paid on total average interest-bearing deposits increased 3 and 2 basis points for the three and nine months ended September 30, 2016, respectively, over the comparable periods in 2015.  The result was an increase in interest expense attributable to the Company's deposit portfolio.

Total interest and dividend income

Total interest and dividend income increased 5.9% and 6.4% for the three and nine months ended September 30, 2016, respectively, as compared to the same periods in 2015. The increase in total interest and dividend income during the three and nine months ended September 30, 2016 was primarily driven by an increase in average loan and investment securities balances, partially offset by a decrease in average loan and investment securities yields.

Loans

Average loan balances increased for the three and nine month periods ended September 30, 2016, as compared to the same periods in 2015, primarily due to organic loan growth and the purchase of $21.2 million in performing commercial and consumer loans between September 2015 and September 2016. Loan growth during the first nine months of 2016 outpaced our internal targets. However, loan growth in our rural markets, especially with respect to consumer loans, remains weak while competition for commercial loans, especially in the Richmond and Tidewater markets, has been and we expect will continue to be intense given the historically low rate environment. The Company's average loan balances increased $63.9 million and $78.2 million for the three and nine months ended September 30, 2016, respectively, as compared to average loan balances for the same periods in 2015. Total average loans were 76.7% of total average interest-earning assets for the three months ended September 30, 2016, compared to 75.7% for the three months ended September 30, 2015. Total average loans were 76.5% of total average interest-earning assets for the nine months ended September 30, 2016, compared to 75.3% for the nine months ended September 30, 2015.

Investment securities

Average total investment securities balances increased 1.6% and 2.5% for the three and nine month periods ended September 30, 2016, respectively, as compared to the same periods in 2015. The overall increase was the result of management of the Company's liquidity needs to support its operations, along with funds provided by deposit growth and measured loan demand in the Company's markets, partially offset by a lack of investment opportunities with acceptable risk-adjusted rates of return. The Company remains committed to its long-term target of managing the investment securities portfolio to comprise 20% of the Company's total assets. The yields on total average investment securities decreased 19 and 12 basis points for the three and nine months ended September 30, 2016, respectively, as compared to the same periods in 2015. The decrease in yields on average total investment securities during the three and nine month periods ended September 30, 2016, as compared to the same periods in 2015, was driven by a lower allocation of the total investment securities portfolio to SBA Pool securities and tax exempt municipal securities, both of which also tend to be higher-yielding segments of the Company's investment securities portfolio. These decreases were partially offset by higher interest rates and a greater allocation of the total investment securities portfolio to higher yielding Agency CMO securities, Agency CMBS securities and taxable municipal securities.

Interest-bearing deposits

Average total interest-bearing deposit balances increased for the three and nine month periods ended September 30, 2016, as compared to the same periods in 2015, primarily due to organic deposit growth that was in part driven by the Company's marketing and advertising initiatives as well as new products and services.

Borrowings

Average total borrowings increased for the three and nine month periods ended September 30, 2016, as compared to the same periods in 2015, primarily due to increased short-term borrowings, and for the nine months ended September 30, 2016, the issuance of $20.0 million in senior subordinated debt in April 2015. Average short-term borrowings increased for the three and nine month periods ended September 30, 2016, as compared to the same periods in 2015, due to additional short-term FHLB advances taken to fund loan growth and other strategic initiatives.

Noninterest Income

The following tables depict the components of noninterest income for the three and nine months ended September 30, 2016 and 2015:

	Three Months Ended September 30,
(dollars in thousands)	2016	2015	Change $	Change %
Service charges and fees on deposit accounts	$ 754	$ 745	$ 9	1.2%
Debit card/ATM fees	426	468	(42)	-9.0%
Gain on sale of available for sale securities, net	270	71	199	280.3%
Gain on sale of held to maturity securities, net	-	10	(10)	-100.0%
(Loss) on sale of bank premises and equipment	-	(11)	11	100.0%
Earnings on bank owned life insurance policies	160	156	4	2.6%
Other operating income	256	285	(29)	-10.2%
Total noninterest income	$ 1,866	$ 1,724	$ 142	8.2%

	Nine Months Ended September 30,
(dollars in thousands)	2016	2015	Change $	Change %
Service charges and fees on deposit accounts	$ 2,221	$ 2,081	$ 140	6.7%
Debit card/ATM fees	1,271	1,273	(2)	-0.2%
Gain on sale of available for sale securities, net	507	122	385	315.6%
Gain on sale of held to maturity securities, net	-	10	(10)	-100.0%
(Loss) on sale of bank premises and equipment	(9)	(38)	29	76.3%
Earnings on bank owned life insurance policies	478	479	(1)	-0.2%
Other operating income	621	848	(227)	-26.8%
Total noninterest income	$ 5,089	$ 4,775	$ 314	6.6%

Key changes in the components of noninterest income for the three and nine months ended September 30, 2016, as compared to the same periods in 2015, are discussed below:

  Service charges and fees on deposit accounts increased primarily due to increases in overdraft and NSF fees on checking accounts;
  Gain on sale of available for sale securities, net increased primarily as a result of the Company adjusting the composition of the investment securities portfolio as part of the Company's overall asset/liability management strategy; and
  Other operating income decreased primarily due to lower earnings from the Bank's subsidiaries.  Additionally, other operating income includes earnings from the Bank's investment in Bankers Title, LLC and losses from the Bank's investment in housing equity funds.

Noninterest Expense

The following tables depict the components of noninterest expense for the three and nine months ended September 30, 2016 and 2015:

	Three Months Ended September 30,
(dollars in thousands)	2016	2015	Change $	Change %
Salaries and employee benefits	$ 5,843	$ 5,394	$ 449	8.3%
Occupancy and equipment expenses	1,474	1,396	78	5.6%
Telephone	216	285	(69)	-24.2%
FDIC expense	207	196	11	5.6%
Consultant fees	127	92	35	38.0%
Collection, repossession and other real estate owned	126	209	(83)	-39.7%
Marketing and advertising	329	355	(26)	-7.3%
Loss (gain) on sale of other real estate owned	7	(8)	15	187.5%
Impairment losses on other real estate owned	34	-	34	100.0%
Other operating expenses	1,737	1,598	139	8.7%
Total noninterest expenses	$ 10,100	$ 9,517	$ 583	6.1%

	Nine Months Ended September 30,
(dollars in thousands)	2016	2015	Change $	Change %
Salaries and employee benefits	$ 16,577	$ 16,405	$ 172	1.0%
Occupancy and equipment expenses	4,244	4,303	(59)	-1.4%
Telephone	633	692	(59)	-8.5%
FDIC expense	614	622	(8)	-1.3%
Consultant fees	581	981	(400)	-40.8%
Collection, repossession and other real estate owned	458	424	34	8.0%
Marketing and advertising	1,267	1,018	249	24.5%
Loss on sale of other real estate owned	10	18	(8)	-44.4%
Impairment losses on other real estate owned	34	5	29	580.0%
Merger and merger related expenses	-	224	(224)	-100.0%
Other operating expenses	5,058	4,991	67	1.3%
Total noninterest expenses	$ 29,476	$ 29,683	$ (207)	-0.7%

Key changes in the components of noninterest expense for the three and nine months ended September 30, 2016, as compared to the same periods in 2015, are discussed below:

  Salaries and employee benefits increased primarily due to an increase in group insurance expense (which was driven by an increase in claims during the second and third quarters of 2016) and other incentive compensation;
  Consultant fees decreased during the first nine months of 2016 as compared to the same period of 2015, primarily due to expenses incurred related to the aforementioned comprehensive assessment of our operations that was completed during 2015;
  Collection, repossession and other real estate owned expenses decreased during the third quarter of 2016 as compared to the same period of 2015 due to decreases in collection costs associated with classified assets;
  Marketing and advertising expenses increased during the first nine months of 2016 as compared to the same period of 2015 due to the timing of advertising campaigns and other initiatives;
  Merger and merger related expenses incurred during the first half of 2015 were related to the acquisition of VCB in 2014, and no similar expenses were incurred during the same period in 2016; and
  Other operating expenses increased during the third quarter of 2016 as compared to the same period of 2015, primarily due to increases in director fees and other non-loan related losses and write-offs.

Balance Sheet and Asset Quality

Balance Sheet

Key balance sheet components as of September 30, 2016 and December 31, 2015 are as follows:

	September 30,	December 31,
(dollars in thousands)	2016	2015	Change $	Change %
Total assets	$ 1,314,896	$ 1,270,384	$ 44,512	3.5%
Cash and due from banks	6,297	13,451	(7,154)	-53.2%
Interest bearing deposits with banks	13,676	18,304	(4,628)	-25.3%
Securities available for sale, at fair value	232,925	230,943	1,982	0.9%
Securities held to maturity, at carrying value	28,549	29,698	(1,149)	-3.9%
Loans, net of unearned income	936,624	880,778	55,846	6.3%
Total deposits	1,010,290	988,719	21,571	2.2%
Total borrowings	162,495	148,760	13,735	9.2%
Total shareholders' equity	134,645	126,275	8,370	6.6%

Key balance sheet components as of September 30, 2016 and 2015 are as follows:

	September 30,	September 30,
(dollars in thousands)	2016	2015	Change $	Change %
Total assets	$ 1,314,896	$ 1,242,387	$ 72,509	5.8%
Cash and due from banks	6,297	12,598	(6,301)	-50.0%
Interest bearing deposits with banks	13,676	11,661	2,015	17.3%
Securities available for sale, at fair value	232,925	229,608	3,317	1.4%
Securities held to maturity, at carrying value	28,549	29,964	(1,415)	-4.7%
Loans, net of unearned income	936,624	861,393	75,231	8.7%
Total deposits	1,010,290	974,801	35,489	3.6%
Total borrowings	162,495	135,225	27,270	20.2%
Total shareholders' equity	134,645	124,943	9,702	7.8%

Asset Quality

The asset quality measures depicted below continue to reflect the Company's efforts to prudently charge-off loans as losses are identified and maintain an appropriate allowance for loan losses.

The following table depicts the net charge-off activity for the three and nine months ended September 30, 2016 and 2015:

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2016	2015	2016	2015
Net charge-offs	$ -	$ 349	$ 877	$ 1,083
Net charge-offs to average loans (annualized)	0.00%	0.16%	0.13%	0.17%

The following table depicts the level of the allowance for loan losses as of the dates presented:

	September 30,	December 31,	September 30,
(dollars in thousands)	2016	2015	2015
Allowance for loan losses	$ 10,467	$ 11,327	$ 11,938
Allowance for loan losses to period end loans	1.12%	1.29%	1.39%
Allowance for loan losses to nonaccrual loans	221.32%	183.43%	203.85%
Allowance for loan losses to nonperforming loans	142.94%	155.34%	171.48%

The following table depicts the level of nonperforming assets as of the dates presented:

	September 30,	December 31,	September 30,
(dollars in thousands)	2016	2015	2015
Nonaccrual loans	$ 4,729	$ 6,175	$ 5,856
Loans past due 90 days and accruing interest	2,594	1,117	1,105
Total nonperforming loans	$ 7,323	$ 7,292	$ 6,961
Other real estate owned ("OREO")	1,534	520	233
Total nonperforming assets	$ 8,857	$ 7,812	$ 7,194

Nonperforming assets to total loans and OREO	0.94%	0.89%	0.83%

The following tables present the change in the balances of OREO and nonaccrual loans for the nine months ended September 30, 2016:

OREO:		Nonaccrual Loans:

(dollars in thousands)		(dollars in thousands)
Balance at December 31, 2015	$ 520	Balance at December 31, 2015	$ 6,175
Transfers from loans	2,518	Loans returned to accrual status	(2,177)
Capitalized costs	14	Net principal curtailments	(2,202)
Sales proceeds	(1,474)	Charge-offs	(1,211)
Impairment losses on valuation adjustments	(34)	Loan collateral moved to OREO	(2,518)
Loss on disposition	(10)	Loans placed on nonaccrual during period	6,662
Balance at September 30, 2016	$ 1,534	Balance at September 30, 2016	$ 4,729

In general, the modification or restructuring of a loan constitutes a troubled debt restructuring ("TDR") when we grant a concession to a borrower experiencing financial difficulty. The following table depicts the balances of TDRs as of the dates presented:

	September 30,	December 31,	September 30,
(dollars in thousands)	2016	2015	2015
Performing TDRs	$ 14,590	$ 15,535	$ 15,426
Nonperforming TDRs*	1,299	1,300	1,186
Total TDRs	$ 15,889	$ 16,835	$ 16,612

* Included in nonaccrual loans.

Forward Looking Statements

Certain statements contained in this release that are not historical facts may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended. In addition, certain statements may be contained in the Company's future filings with the Securities and Exchange Commission (the "SEC"), in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Exchange Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, income or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of the Company or its management or Board of Directors, including those relating to products or services, the performance of portions of the Company's asset portfolio, future changes to the Bank's branch network and the payment of dividends; (iii) statements of future financial performance and economic conditions; (iv) statements regarding the adequacy of the allowance for loan losses; (v) statements regarding the Company's liquidity; (vi) statements of management's expectations regarding future trends in interest rates, real estate values, business opportunities and economic conditions generally and in the Company's markets; (vii) statements regarding future asset quality, including expected levels of charge-offs; (viii) statements regarding potential changes to laws, regulations or administrative guidance; (ix) statements regarding strategic initiatives of the Company or the Bank and the results of these initiatives; and (x) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted," "continue," "remain," "will," "should," "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

  factors that adversely affect the Company's and the Bank's strategic and business initiatives, including, without limitation, changes in the economic or business conditions in the Company's markets;
  the Company's ability and efforts to assess, manage and improve its asset quality;
  the strength of the economy in the Company's target market area, as well as general economic, market, political, or business factors;
  changes in the quality or composition of the Company's loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers or issuers;
  concentrations in segments of the loan portfolio or declines in real estate values in the Company's markets;
  the effects of the Company's adjustments to the composition of its investment portfolio;
  the strength of the Company's counterparties;
  an insufficient allowance for loan losses;
  the Company's ability to meet the capital requirements of its regulatory agencies;
  changes in laws, regulations and the policies of federal or state regulators and agencies, including with respect to the implementation of the Basel III capital framework and related rules for calculating risk-weighted assets;
  changes in the interest rates affecting the Company's deposits and loans;
  the loss of any of the Company's key employees;
  failure, interruption or breach of any of the Company's communication or information systems, including those provided by external vendors;
  the effects of cyber-attacks or other security breaches;
  the Company's potential growth, including its entrance or expansion into new markets, the opportunities that may be presented to and pursued by it and the need for sufficient capital to support that growth;
  future mergers or acquisitions, if any;
  changes in government monetary policy, interest rates, deposit flow, the cost of funds, and demand for loan products and financial services;
  the Company's ability to maintain internal control over financial reporting;
  the Company's ability to realize its deferred tax assets;
  the Company's ability to raise capital as needed by its business;
  the Company's reliance on secondary sources, such as Federal Home Loan Bank advances, sales of securities and loans, and federal funds lines of credit from correspondent banks to meet its liquidity needs; and
  other circumstances, many of which are beyond the Company's control.

Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions and projections within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance, actions or achievements of the Company will not differ materially from any future results, performance, actions or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such statements, which speak only as of the date of this report. The Company does not undertake any steps to update any forward-looking statement that may be made from time to time by it or on its behalf. For additional information on risk factors that could affect the Company's forward-looking statements, see the Company's Annual Report on Form 10-K for the year ended December 31, 2015 and other reports filed with the SEC.

Selected Financial Information
(dollars in thousands, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
Statements of Income	2016	2015	2016	2015
Interest and dividend income	$ 12,696	$ 11,984	$ 37,969	$ 35,684
Interest expense	1,648	1,484	4,941	4,004
Net interest income	11,048	10,500	33,028	31,680
Provision for loan losses	-	-	17	-
Net interest income after provision for loan losses	11,048	10,500	33,011	31,680

Service charges and fees on deposit accounts	754	745	2,221	2,081
Debit card/ATM fees	426	468	1,271	1,273
Gain on sale of available for sale securities, net	270	71	507	122
Gain on sale of held to maturity securities, net	-	10	-	10
(Loss) on sale of bank premises and equipment	-	(11)	(9)	(38)
Earnings on bank owned life insurance policies	160	156	478	479
Other operating income	256	285	621	848
Noninterest income	1,866	1,724	5,089	4,775

Salaries and employee benefits	5,843	5,394	16,577	16,405
Occupancy and equipment expenses	1,474	1,396	4,244	4,303
Telephone	216	285	633	692
FDIC expense	207	196	614	622
Consultant fees	127	92	581	981
Collection, repossession and other real estate owned	126	209	458	424
Marketing and advertising	329	355	1,267	1,018
Loss (gain) on sale of other real estate owned	7	(8)	10	18
Impairment losses on other real estate owned	34	-	34	5
Merger and merger related expenses	-	-	-	224
Other operating expenses	1,737	1,598	5,058	4,991
Noninterest expenses	10,100	9,517	29,476	29,683

Income before income taxes	2,814	2,707	8,624	6,772
Income tax expense	815	697	2,488	1,646
Net income	$ 1,999	$ 2,010	$ 6,136	$ 5,126
Less: Effective dividend on preferred stock	-	-	-	386
Net income available to common shareholders	$ 1,999	$ 2,010	$ 6,136	$ 4,740
Net income per common share: basic and diluted	$ 0.10	$ 0.11	$ 0.33	$ 0.26

Selected Financial Information
(dollars in thousands, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
Selected Ratios	2016	2015	2016	2015
Return on average assets (annualized)	0.61%	0.65%	0.63%	0.53%
Return on average common shareholders' equity (annualized)	7.06%	7.80%	7.44%	6.25%
Net interest margin (tax equivalent basis)	3.68%	3.73%	3.72%	3.89%
Period End Balances
Investment securities	$ 271,139	$ 267,833	$ 271,139	$ 267,833
Loans, net of unearned income	936,624	861,393	936,624	861,393
Total assets	1,314,896	1,242,387	1,314,896	1,242,387
Total deposits	1,010,290	974,801	1,010,290	974,801
Total borrowings	162,495	135,225	162,495	135,225
Total shareholders' equity	134,645	124,943	134,645	124,943
Book value per common share	8.74	8.02	8.74	8.02
Average Balances
Investment securities	$ 271,585	$ 267,242	$ 271,558	$ 264,912
Loans, net of unearned income	917,317	853,421	908,148	829,976
Total earning assets	1,196,158	1,127,658	1,187,422	1,101,991
Total assets	1,298,244	1,229,963	1,288,320	1,203,309
Total deposits	1,008,105	957,715	999,585	950,339
Total borrowings	148,326	140,591	149,697	117,261
Total shareholders' equity	134,271	123,826	131,694	128,582
Asset Quality at Period End
Allowance for loan losses	$ 10,467	$ 11,938	$ 10,467	$ 11,938
Nonperforming assets	8,857	7,194	8,857	7,194
Net charge-offs	-	349	877	1,083
Net charge-offs to average loans	0.00%	0.16%	0.13%	0.17%
Allowance for loan losses to period end loans	1.12%	1.39%	1.12%	1.39%
Allowance for loan losses to nonaccrual loans	221.32%	203.85%	221.32%	203.85%
Allowance for loan losses to nonperforming loans	142.94%	171.48%	142.94%	171.48%
Nonperforming assets to total assets	0.67%	0.58%	0.67%	0.58%
Nonperforming assets to total loans and other real estate owned	0.94%	0.83%	0.94%	0.83%
Other Information
Number of common shares outstanding - period end	13,116,600	13,029,550	13,116,600	13,029,550
Average common shares outstanding - basic	13,105,923	13,029,550	13,079,989	13,013,005
Average common shares outstanding - diluted	18,346,115	18,269,742	18,320,181	18,253,197

Contact: Adam Sothen
Chief Financial Officer
Voice: (804) 528-4753
Fax: (804) 270-1215